                                                                   EXHIBIT 10.28

                                  eSPEED, INC.

                     2003 INCENTIVE BONUS COMPENSATION PLAN

1.   Purpose. The purpose of this 2003 Incentive Bonus Compensation Plan (the
     "Plan") of eSpeed, Inc. (the "Company") is (i) to retain key employees of the Company by providing them with the opportunity to earn bonus awards that are based on the achievement of specified performance goals; and (ii)
     to structure such bonus opportunities in a way that will qualify the awards made as "performance-based" for purposes of Section 162(m) of the Code so that the Company will be entitled to a tax deduction for the payment of such incentive awards to such employees.

2.   Definitions. As used in the Plan, the following terms shall the meanings set forth below:

     (a)    "Applicable Period" shall mean, with respect to any Performance
            Period, a period commencing on or before the first day of such
            Performance Period and ending no later than the earlier of (i) the
            90th day of such Performance Period, or (ii) the date on which 25%
            of such Performance Period has been completed. Any action required under the Plan to be taken within the period specified in the preceding sentence may be taken at a later date if, but only if, the regulations under Section 162(m) of the Code are hereafter amended, or interpreted by the Internal Revenue Service, to permit such later date, in which case the term "Applicable Period" shall be deemed amended accordingly.

     (b)    "Board" shall mean the Board of Directors of the Company as constituted from time to time.

     (c)    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (d)    "Committee" shall mean the committee for the Board consisting solely of two or more non-employee directors (each of whom is intended to qualify as an "outside director" within the meaning of Section
            162(m) of the Code) designated by the Board as the committee responsible for administering and interpreting the Plan.

     (e)    "Company" shall mean eSpeed, Inc., a corporation organized under the laws of the State of Delaware, and any successor thereto.

     (f)    "Individual Award Opportunity" shall mean the performance-based award opportunity for a given Participant for a given Performance
            Period as specified by the Committee within the Applicable Period, which may be expressed in dollars or on a formula basis that is consistent with the provisions of the Plan.

     (g)    "Negative Discretion" shall mean the discretion authorized by the
            Plan to be applied by the Committee to eliminate, or reduce the size of, a bonus award otherwise payable to a Participant for a given
            Performance Period, provided that the exercise of such discretion would not cause the award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code. By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Committee by the Plan including, but not limited to, Negative Discretion, be used (i) to provide for an award under the Plan in excess of the amount payable based on actual performance versus the applicable performance goals for the
            Performance Period in question, or in excess of the maximum individual award limit specified in Section 6(b) below, or (ii) to increase the amount otherwise payable to any other Participant.

     (h)    "Participant" shall mean, for any given Performance Period with respect to which the Plan is in effect, each key employee of the
            Company (including any subsidiary, operating unit or division) and who is designated as a Participant in the Plan for such Performance
            Period by the Committee pursuant to Section 4 below.

     (i)    "Performance Period" shall mean any period commencing on or after
            January 1, 2003 for which performance goals are set under Section 5 and during which performance shall be measured to determine whether such goals have been met for purposes of determining whether a
            Participant is entitled to payment of a bonus under the Plan. A
            Performance Period may be coincident with one or more fiscal years of the Company, or a portion thereof.

     (j)    "Plan" or "Section 162(m) Plan" shall mean the eSpeed, Inc. 2003
            Incentive Bonus Compensation Plan as set forth in this document, and as amended from time to time.

3.   Administration.

     (a)    General. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law (including, but not limited to, Section 162(m) of the Code), and in addition to any other express powers and authorizations conferred on the Committee by the
            Plan, the Committee shall have the full power and authority, after taking into account, in its sole and absolute discretion, the recommendations of the Company's senior management:

            (i)     to designate (within the Applicable Period) the Participants in the Plan and the individual award opportunities and/or, if applicable, bonus pool award opportunities for such
                    Performance Period;

            (ii)    to designate (within the Applicable Period) and thereafter administer the performance goals and other award terms and conditions that are to apply under the Plan for such
                    Performance Period;

            (iii)   to determine and certify the bonus amounts earned for any
                    given Performance Period, based on actual performance versus the performance goals for such Performance Period, after
                    making any permitted Negative Discretion adjustments;

            (iv)    to decide whether, under what circumstances and subject to what terms bonus payouts are to be paid on a deferred basis, including automatic deferrals at the Committee's election as well as elective deferrals at the election of Participants;

            (v)     to adopt, revise, suspend, waive or repeal, when and as
                    appropriate, in its sole and absolute discretion, such
                    administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms
                    and conditions of the Plan;

            (vi)    to interpret and administer the terms and provisions of the
                    Plan and any award issued under the Plan (including
                    reconciling any inconsistencies, correcting any defaults and addressing any omissions in the Plan or any related
                    instrument or agreement); and

            (vii)   to otherwise supervise the administration of the Plan.

            It is intended that all amounts payable to Participants under the
            Plan who are "covered employees" within the meaning of Treas. Reg.
            Sec. 1.162-27(c)(2) (as amended from time to time) shall constitute
            "qualified performance-based compensation" within the meaning of
            Section 162(m) of the Code and Treas. Reg. Sec. 1.162-27(e) (as
            amended from time to time), and, to the maximum extent possible, the
            Plan and the terms of any awards under the Plan shall be so interpreted and construed.

     (b)    Binding Nature of Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations,
            interpretations and other decisions made under or with respect to the Plan or any award under the Plan shall be within the sole and absolute discretion of the Committee, and shall be final, conclusive and binding on all persons, including the Company, any Participant, and any award beneficiary or other person having, or claiming, any rights under the Plan.

     (c)    Other. No member of the Committee shall be liable for any action or determination (including, but limited to, any decision not to act)
            made in good faith with respect to the Plan or any award under the
            Plan. If a Committee member intended to qualify as an "outside director" under Section 162(m) of the Code does not in fact so qualify, the mere fact of such non-qualification shall not invalidate any award or other action made by the Committee under the
            Plan which otherwise was validly made under the Plan.

4.   Plan Participation.

     (a)    Participant Designations By The Committee. For any given Performance
            Period, the Committee, in its sole and absolute discretion, shall, within the Applicable Period, designate those key employees of the
            Company (including its subsidiaries, operating units and divisions)
            who shall be Participants in the Plan for such Performance Period.

     (b)    Impact Of Plan Participation. An individual who is a designated
            Participant in the Section 162(m) Plan for any given Performance
            Period shall not also participate in the Company's general bonus plans for such Performance Period (to the extent such plans exist), if such participation would cause any award hereunder to fail to qualify as "performance-based" under Section 162(m).

5.   Performance Goals.

     (a)    Setting Of Performance Goals. For a given Performance Period, the
            Committee shall, within the Applicable Period, set one or more objective performance goals for each Participant and/or each group of Participants and/or each bonus pool (if any). Such goals shall be based exclusively on one or more of the following corporate-wide or subsidiary, division or operating unit financial measures:

            (1)     pre-tax or after-tax net income,

            (2)     pre-tax or after-tax operating income,

            (3)     gross revenue,

            (4)     profit margin,

            (5)     stock price,

            (6)     cash flow(s),

            (7)     market share,

            (8)     pre-tax or after-tax earnings per share,

            (9)     pre-tax or after-tax operating earnings per share,

            (10)    expenses,

            (11)    return on equity,

            (12)    strategic business criteria, consisting of one or more
                    objectives based on meeting specified revenue, market
                    penetration, geographic business expansion goals, cost
                    targets, and goals relating to acquisitions or divestitures,

            or any combination thereof (in each case before or after such objective income and expense allocations or adjustments as the
            Committee may specify within the Applicable Period). Each such goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions and/or operating units) and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but limited to, the cost of capital), shareholders' equity and/or shares outstanding, or to assets or net assets. In all cases, the performance goals shall be such that they satisfy any applicable requirements under Treas. Reg.
            Sec. 1.162-27(e)(2) (as amended from time to time) that the achievement of such goals be "substantially uncertain" at the time that they are established, and that the award opportunity be defined in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goal has been met, and, subject to the Committee's right to apply
            Negative Discretion, the amount of the award payable as a result of such performance.

     (b)    Impact Of Extraordinary Items Or Changes In Accounting. To the
            extent applicable, the measures used in setting performance goals set under the Plan for any given Performance Period shall be determined in accordance with GAAP and a manner consistent with the methods used in the Company's audited financial statements, without regard to (i) extraordinary items as determined by the Company's independent public accountants in accordance with GAAP, (ii) changes in accounting, unless, in each case, the Committee decides otherwise within the Applicable Period or (iii) non-recurring acquisition expenses and restructuring charges. Notwithstanding the foregoing, in calculating operating earnings or operating income (including on a per share basis), the Committee may, within the Applicable Period for a given Performance Period, provide

            that such calculation shall be made on the same basis as reflected in a release of the Company's earnings for a previously completed period as specified by the Committee.

6.   Bonus Pools, Award Opportunities And Awards.

     (a)    Setting Of Individual Award Opportunities. At the time that annual performance goals are set for Participants for a given Performance
            Period (within the Applicable Period), the Committee shall also establish each Individual Award Opportunity for such Performance
            Period, which shall be based on the achievement of stated target performance goals, and may be stated in dollars or on a formula basis (including, but not limited to, a designated share of a bonus pool or a multiple of Annual Base Salary), provided:

            (i)     that the designated shares of any bonus pool shall not
                    exceed 100% of such pool; and

            (ii)    that the Committee, in all cases, shall have the sole and
                    absolute discretion, based on such factors as it deems
                    appropriate, to apply Negative Discretion to reduce (but not increase) the actual bonus awards that would otherwise
                    actually be payable to any Participant on the basis of the achievement of the applicable performance goals.

     (b)    Maximum Individual Bonus Award. Notwithstanding any other provision of this Plan, the maximum bonus payable under the Plan to any one individual in any one calendar year shall be $5 million.

     (c)    Bonus Payments. Subject to the following, bonus awards determined under the Plan for given Performance Period shall be paid to
            Participants in cash, or, shares of Company stock or other stock-based awards pursuant to the Company's Long-Term Incentive
            Plan, as soon as practicable following the end of the Performance
            Period to which they apply, provided:

            (i)     that no such payment shall be made unless and until the
                    Committee, based on the Company's audited financial results for such Performance Period (as prepared and reviewed by the
                    Company's independent public accountants), has certified (in the manner prescribed under applicable regulations) the
                    extent to which the applicable performance goals for such
                    Performance Period have been satisfied, and has made its
                    decisions regarding the extent of any Negative Discretion
                    adjustment of awards (to the extent permitted under the
                    Plan);

            (ii)    that the Committee may specify that a portion of the actual bonus award for any given Performance Period shall be paid on a deferred basis, based on such award payment rules as
                    the Committee may establish and announce for such
                    Performance Period;

            (iii)   that the Committee may require (if established and announced within the Applicable Period), as a condition of bonus
                    eligibility (and subject to such exceptions as the Committee may specify within the Applicable Period) that Participants for such Performance Period must still be employed as of end of such Performance Period and/or as of such later date as determined by the Committee; and

            (iv)    that the Committee may adopt such forfeiture, pro-ration or other rules as it deems appropriate, in its sole and
                    absolute discretion, regarding the impact on bonus award
                    rights in the event of a Participant's termination of
                    employment.

7.   General Provisions.

     (a)    Plan Amendment Or Termination. The Board may at any time amend or terminate the Plan, provided that (i) without the Participant's written consent, no such amendment or termination shall adversely affect the bonus rights (if any) of any already designated
            Participant for a given Performance Period once the Participant designations and performance goals for such Performance Period have been announced, (ii) the Board shall be authorized to make any amendments necessary to comply with applicable regulatory
            requirements (including, without limitation, Section 162(m) of the
            Code), and (iii) the Board shall submit any Plan amendment to the
            Company's stockholders for their approval if and to the extent such approval is required under Section 162(m) of the Code, or other applicable laws. Nothing herein shall be considered as preventing the Committee from making adjustments to the performance goals or to an Individual Award Opportunity to reflect unusual or non-recurring events, to the extent that such adjustment will not adversely affect the bonus award from qualifying as performance-based compensation under Section 162(m) of the Code.

     (b)    Applicable Law. All issues arising under the Plan shall be governed by, and construed in accordance with, the laws of the State of New
            York, applied without regard to conflict of law principles.

     (c)    Tax Withholding. The Company (and its subsidiaries) shall have right to make such provisions and take such action as it may deem necessary or appropriate for the withholding of any and all Federal, state and local taxes that the Company (or any of its subsidiaries)
            may be required to withhold.

     (d)    No Employment Right Conferred. Participation in the Plan shall not confer on any Participant the right to remain employed by the
            Company or any of its subsidiaries, and the Company and its subsidiaries specifically reserve the right to terminate any
            Participant's employment at any time with or without cause or notice.

     (e)    Impact of Plan Awards on Other Plans. Neither the adoption of the
            Plan nor the submission of the Plan to the Company's stockholders for their approval shall be construed as limiting the power of the
            Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.

8.   Effective Date.

The Plan shall be effective for Performance Periods commencing on and after
January 1, 2003 and shall remain effective until terminated by the Board;
provided, however, that the continued effectiveness of the Plan shall be subject to the approval of the Company's stockholders at such times and in such manner as may be required pursuant to Section 162(m).